As filed with the Securities and Exchange Commission on March 9,
1994.
                                       Registration No. 33-
________________________________________________________________
________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                           __________

                            FORM S-3

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                           __________

                Consolidated Natural Gas Company

     (Exact name of registrant as specified in its charter)

               Delaware                      13-0596475
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)


                           CNG Tower
                       625 Liberty Avenue
              Pittsburgh, Pennsylvania  15222-3199
                         (412) 227-1000

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             L.D. Johnson, Executive Vice President
                  and Chief Financial Officer
                Consolidated Natural Gas Company
    CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania
                           15222-3199
                         (412) 227-1000

   (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                           __________

                        with a copy to:

Stephen E. Williams, Esq.            Gary W. Wolf, Esq.
Senior Vice President and General  Cahill Gordon & Reindel
 Counsel                           Eighty Pine Street
Consolidated Natural Gas           New York, New York 10005

 Company
CNG Tower
625 Liberty Avenue
Pittsburgh, PA  15222-3199

Approximate date of commencement of proposed sale to the public:

          From time to time after this Registration Statement becomes effective when warranted by market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvest-ment plans, check the following box. / X_/

                           __________

                CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
______________________________________________________________________________
                                          Proposed    Proposed
      Title of Each                       Maximum     Maximum
        Class of          Amount          Offering    Aggregate   Amount of
      Securities to       to be           Price Per   Offering    Registration
      be Registered       Registered      Unit*       Price*          Fee
______________________________________________________________________________
      Debentures         $400,000,000    100%*      $400,000,000   $137,932

______________________________________________________________________________
______________________________________________________________________________

* Estimated only for the purpose of calculating the amount of the registration fee.

          The Registrant hereby amends this Registration State-ment on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amend-ment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          This Registration Statement is also a post-effective amendment to Registration Statement No. 33-49469. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus con-tained herein also covers $100,000,000 in principal amount of unissued Debentures previously registered under that Registra-tion Statement.

________________________________________________________________
________________________________________________________________

SUBJECT TO COMPLETION DATED MARCH 9, 1994



                CONSOLIDATED NATURAL GAS COMPANY

                           Debentures


                       ------------------


          Consolidated Natural Gas Company ("Company") may offer from time to time up to $500,000,000 aggregate principal amount of its Debentures (the "New Debentures") in one or more series in amounts, at prices and upon terms to be determined in light of market conditions at the time of sale and in conformity with the requirements of the Public Utility Holding Company Act of 1935 ("Holding Company Act"). The New Debentures may be sold directly by the Company, through agents designated from time to time, or to or through underwriters or dealers (see "Plan of Distribution").

          The specific aggregate principal amount, maturity, rate and time of payment of interest, any redemption provisions, initial public offering price, proceeds to the Company, and any other specific terms in connection with the offering and sale of a series of New Debentures, including the names of the under-writers or agents, if any, and the terms of such offering, will be set forth in a Prospectus Supplement accompanying this Pro-spectus.


                      -------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A
                        CRIMINAL OFFENSE.

                      ------------------

***************************************************************
*   A REGISTRATION STATEMENT RELATING TO THESE SECURITIES     *
*   HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE           *
*   COMMISSION BUT HAS NOT YET BECOME EFFECTIVE.              *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION     *
*   OR AMENDMENT.  THESE SECURITIES MAY NOT BE SOLD NOR       *
*   MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE       *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS           *
*   PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR       *
*   THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE       *
*   BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION       *
*   IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE        *
*   UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER     *
*   THE SECURITIES LAWS OF ANY SUCH JURISDICTION.             *
***************************************************************

        The date of this Prospectus is              , 1994

                     AVAILABLE INFORMATION

          The Company is subject to the informational require-ments of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities main-tained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices in the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy material and other information concerning the Company may be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          This Prospectus constitutes a part of a registration statement ("Registration Statement") which the Company has filed with the Commission under the Securities Act of 1933, as amended, with respect to the New Debentures. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits thereto for further information with respect to the Company and the securities offered hereby. Such additional information can be obtained from the Commis-sion's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not nec-essarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registra-tion Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

              DOCUMENTS INCORPORATED BY REFERENCE

          The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File
No. 1-3196), are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1992; and

          (2) The Company's Quarterly Reports on Form 10-Q for the Quarters ended March 31, June 30 and September 30, 1993.

          All documents filed by the Company pursuant to Sec-tion 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Debentures shall be deemed to be incor-porated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

          The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated herein by reference, exclud-ing the exhibits thereto. Requests for such documents should be addressed to Ms. Laura J. McKeown, Secretary, Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, PA 15222-3199, (412) 227-1125.

               THE COMPANY AND ITS SUBSIDIARIES

          The Company is a Delaware corporation organized on July 21, 1942. It is engaged solely in the business of owning and holding the outstanding securities of eleven companies directly engaged in the natural gas business, a company holding coal reserves, a research company, an energy company and a sub-sidiary service company.

          The Company and its subsidiaries ("Consolidated Sys-tem" or "System") are engaged in all phases of the natural gas business -- distribution, transmission and exploration and pro-duction. The Company's principal subsidiaries are described below.

          CNG Transmission Corporation operates a regional interstate pipeline system and provides gas transportation and storage services to each of the Company's public utility sub-sidiaries (except West Ohio Gas Company) and to non-affiliated utilities, end-users and others in the Midwest, the Mid-Atlan-tic states and the Northeast. CNG Transmission Corporation is subject to regulation by the Federal Energy Regulatory Commission.

          Public utility subsidiaries of the Company are The East Ohio Gas Company, The River Gas Company, West Ohio Gas Company, The Peoples Natural Gas Company, Virginia Natural Gas, Inc. and Hope Gas, Inc. Principal cities served at retail are:

Cleveland, Akron, Youngstown, Canton, Warren, Lima, Ashtabula and Marietta in Ohio; Pittsburgh (a portion), Altoona and Johnstown in Pennsylvania; Norfolk, Newport News, Virginia Beach, Chesapeake, Hampton and Williamsburg in Virginia; and Clarksburg and Parkersburg in West Virginia.

          CNG Producing Company is the Company's exploration and production subsidiary. It explores for and produces gas and oil primarily in the Gulf of Mexico, the southern and west-ern United States, the Appalachian region and in Canada.

                        USE OF PROCEEDS

          The proceeds from the sale of the New Debentures will be added to the treasury funds of the Company and subsequently used to finance System capital expenditures, general corporate purposes, purchase of the Company's common stock in the open market and/or acquire, retire or redeem debt securities issued by the Company as authorized by the Commission under the Hold-ing Company Act. The balance of funds required for these pur-poses is expected to be obtained principally from internal cash generation and the issuance of other debt securities. Refer-ence is made to the documents incorporated by reference herein for information relating to estimated capital expenditures.

               CERTAIN TERMS AND DESCRIPTIONS OF
                   DEBENTURES AND INDENTURE

          The New Debentures are to be issued under an Inden-ture dated as of May 1, 1971 ("Original Indenture") between the Company and Chemical Bank, as Trustee ("Trustee"), as supple-mented by various supplemental indentures and as to be further supplemented by a supplemental indenture related to each series of the New Debentures ("Supplemental Indenture"). The Original Indenture as supplemented, is hereinafter referred to as the "Indenture." The Indenture is filed as an exhibit to the Reg-istration Statement of which this Prospectus is a part.

          The Indenture permits the issue of one or more addi-tional series of Debentures thereunder, the terms of any such additional series to be set forth in the related Supplemental Indenture. The New Debentures and any other debentures issued under the Indenture are hereinafter referred to as the "Debentures."

          The definitive provisions of the New Debentures will not be determined until the time of sale and, accordingly, the provisions described below may be changed and new provisions may be added. The definitive terms of each series of the New Debentures are set forth in this Prospectus as amended by the Prospectus Supplement by which such New Debentures are offered.

          The following statements are in general terms, are subject to, and are qualified in their entirety by express ref-erence to, the Indenture. Articles, sections, paragraphs or provisions of the Indenture referred to herein are incorporated herein by reference and the description is qualified in its entirety by such reference.

Certain Terms of the New Debentures

          The New Debentures will mature on the date, and will bear interest payable on the dates and at the rate per annum specified in the Prospectus Supplement. The New Debentures may or may not be redeemable and there may or may not be a Sinking Fund established for the New Debentures, all as specified in the Prospectus Supplement.

          The New Debentures will be issued in definitive reg-istered form without coupons in the denomination of $1,000, or any multiple thereof, and will be exchangeable for other Deben-tures of the same series in registered form in equal aggregate principal amounts without charge to holders except for any applicable stamp tax or governmental charge.

          The principal of, and any redemption premium on, the New Debentures will be payable in the City of New York at the principal corporate trust office of the Trustee. Interest will be payable semiannually. Payments of interest will be made by checks mailed to such holders.

          If redeemable, the New Debentures would be subject to redemption, upon not less than 30 days' notice, as a whole at any time, or in part from time to time, at the option of the Company at the Regular Redemption Prices set forth in the Pro-spectus Supplement.

          Certain of the past issues of the Debentures which are redeemable are not subject to redemption for a set period of time or may not be redeemed for a set period of time if funds for such redemption are obtained by the Company, directly or indirectly, from or in anticipation of borrowings at a cost of money to the Company (computed in accordance with generally accepted financial practice) of less than the interest cost to it with respect to such Debentures. If similar provisions are applicable to the New Debentures, the Prospectus Supplement will describe such provisions and the terms thereof.

          Notice of redemption to the holders of New Debentures which are to be redeemed will be mailed to holders at their addresses as they appear on the registration books of the Com-pany kept at the principal corporate trust office of Chemical Bank, Trustee and Registrar under the Indenture. In case a Debenture is of a denomination larger than $1,000, a portion of such Debenture ($1,000 or an integral multiple thereof) may be redeemed, and the registered holder of such Debenture will be provided, without charge, a new Debenture or Debentures of the same series, equal in aggregate principal amount to the unredeemed portion thereof. Debentureholders should advise the Trustee-Registrar promptly of any change of address to avoid delay in the receipt of any such notice.

          If the New Debentures are to be redeemable through the operation of a Sinking Fund, the Supplemental Indenture will provide that the Company will, as long as any of the New Debentures shall be outstanding and shall not have become due, retire through the Sinking Fund, on the dates and at Sinking Fund Redemption Price(s) specified in the Prospectus Supple-ment, a principal amount of New Debentures also to be specified therein. The Company may, however, anticipate any such Sinking Fund installment by delivering New Debentures to the Trustee or by applying as a credit upon any such installment New Deben-tures called for redemption at the option of the Company. The Supplemental Indenture may also provide that the Company may retire at the Sinking Fund Redemption Price(s) specified in the Prospectus Supplement an additional principal amount of the New Debentures on the dates also specified therein and such addi-tional retirements may, at the Company's election, operate to reduce any subsequent mandatory Sinking Fund retirement. Such right to retire the additional New Debentures would not be cumulative.

Negative Pledge Covenant

          The Debentures are not secured by any lien, but the Indenture provides that so long as any of the Debentures are outstanding the Company will not subject any of its property to any lien to secure any indebtedness without simultaneously securing the Debentures by such lien equally and ratably with such indebtedness and any other indebtedness similarly entitled to be equally and ratably secured, except that such restriction shall not apply to (a) purchase money liens, (b) liens on prop-erty at the time of acquisition, or (c) the pledge of assets as security for contested tax assessments, for deposit with public bodies to entitle the Company to maintain self-insurance, or for a stay or discharge in the course of legal proceedings, but in no event shall liens permitted by subdivisions (a) and (b) exceed 60 percent of the total purchase price of the property so acquired. (Section 6.04)

Restriction on the Payment of Dividends and Other Distributions

          The Indenture provides that so long as any of the New Debentures are outstanding the Company will not declare or pay any dividend or make any other distribution upon its capital stock or acquire (or permit a subsidiary to acquire) for a con-sideration of any of its capital stock (excluding from such restriction and from the following calculation dividends paid in capital stock and capital stock acquired, to the extent that it was acquired in exchange for or with the proceeds of the issue of other capital stock) if the cumulative aggregate amount of all dividends and distributions declared or paid on the capital stock and the amount paid for the acquisition of capital stock subsequent to the date specified in the Prospec-tus Supplement, exceeds the amount of the consolidated net income of the Company and its subsidiaries available for divi-dends, determined as provided in the Indenture, since the date specified in the Prospectus Supplement, plus an amount to be specified in the Prospectus Supplement, plus such additional amounts as shall, upon application by the Company or by any Successor Corporation, be authorized or approved by the Securi-ties and Exchange Commission, or by any successor commission or authority administering the Holding Company Act. (Section 6.08)

Restrictions with Respect to Voting Stock of Subsidiaries

          The Indenture provides that so long as any of the Debentures are outstanding the Company will not itself sell or permit a restricted subsidiary (a corporation all of whose com-mon stock, and at least 75 percent of whose voting stock, is owned by the Company either directly or through other restricted subsidiaries) to issue or sell, other than to the Company or another restricted subsidiary, any common shares or voting shares of a restricted subsidiary, unless either (i) all of the common shares and voting shares of such restricted sub-sidiary are sold, or (ii) the corporation whose shares are being sold will remain a restricted subsidiary after such sale, or (iii) after giving effect to such issue or sale the aggre-gate amount of securities, other than securities of restricted subsidiaries, owned by the Company and its subsidiaries, does not exceed 25 percent of the consolidated net tangible assets of the Company and its subsidiaries. (Section 6.05)

          The Indenture also provides that the Company will not permit a subsidiary to issue or sell any common or voting shares unless, after giving effect thereto, such subsidiary shall be a restricted subsidiary, or the aggregate amount of securities, other than securities of restricted subsidiaries, owned by the Company and its subsidiaries, does not exceed 25 percent of consolidated net tangible assets of the Company and its Subsidiaries. (Section 6.05)

Restrictions with Respect to Funded Debt and Subsidiary Pre-ferred Stock

          The Indenture provides that so long as any of the Debentures are outstanding the Company will not, and will not permit any of its subsidiaries to, incur or sell any funded debt (other than funded debt acquired by the Company or by another subsidiary, funded debt subordinate to the Debentures and funded debt issued to refund funded debt of the Company or its subsidiaries), and will not permit any of its subsidiaries to issue or sell (other than to the Company or another subsid-iary) any preferred stock, unless (a) consolidated income available for interest and subsidiary preferred stock dividends (computed before income and excess or other profits taxes) of the Company and its subsidiaries for any twelve consecutive months within the preceding fifteen months shall have been not less than 2-> times the sum of the total annual interest charges upon the funded debt of the Company and its subsidiar-ies and the total annual dividend requirements on subsidiary preferred stock, in each case to be outstanding other than in the hands of the Company or its subsidiaries immediately there-after and (b) after giving effect to such transaction the sum of the principal amount of funded debt of the Company and its subsidiaries outstanding other than in the hands of the Company or its subsidiaries and the amount of subsidiary preferred stock similarly outstanding shall not be more than 60 percent of the consolidated net tangible assets of the Company and its subsidiaries. (Section 6.06)

          The Indenture also provides that so long as any of the Debentures are outstanding, the Company will not permit any subsidiary to incur any funded debt or to issue or sell preferred stock, otherwise than to the Company or another subsidiary, unless, after giving effect to the transaction, the amount of funded debt and preferred stock of such subsidiary outstanding other than in the hands of the Company and its sub-sidiaries shall not exceed 60 percent of the total capitaliza-tion of such subsidiary, and the amount of such funded debt and preferred stock of all subsidiaries outstanding other than in the hands of the Company and its subsidiaries shall not exceed 15 percent of the consolidated net tangible assets of the Com-pany and its subsidiaries. (Section 6.07)

Events of Default

          Under the Indenture, the following are events of default: (a) failure to pay any installment of interest when due, continued for 60 days; (b) failure to pay principal (or premium, if any) when due; (c) failure to make payment or sat-isfaction of any sinking fund obligation, continued for 60 days; (d) failure to observe and perform any other covenants or agreements of the Company, continued for 90 days after notice to it; (e) when 90 days shall have elapsed after certain adjudicatory events in bankruptcy, insolvency or reorganiza-tions; and (f) certain events relative to a petition in volun-tary bankruptcy, an assignment for the benefit of creditors, consent to the appointment of a receiver or seeking reorganiza-tion. (Section 7.01)

          The holders of not less than 25 percent of the out-standing Debentures, or the Trustee, may declare the principal of all outstanding Debentures due upon the happening of any of the defaults specified in the Indenture, but the holders of majority of the outstanding Debentures may waive such default and rescind such declaration if such default is cured. (Sec-tion 7.02) The Trustee is required to take steps to enforce payment of the Debentures upon the request of the holders of not less than a majority of the outstanding Debentures upon the happening of any of the defaults specified in the Indenture. (Section 7.07) The Indenture also provides in substance that the Trustee shall be under no obligation to exercise any of its trusts or powers at the request or direction of any of the Debentureholders unless such Debentureholders shall have offered to the Trustee security and indemnity satisfactory to it against costs, expenses and liabilities incurred thereby. (Section 10.01) Debentureholders have no right to institute any proceedings to enforce any provision of the Indenture or any remedy thereunder except in the case of refusal or neglect of the Trustee to act after default and after the request by the holders of 25 percent in amount of outstanding Debentures and the tender to the Trustee of security and indemnity satis-factory to it against costs, expenses and liabilities, but this provision does not prevent any Debentureholder from enforcing payment of the principal of or interest on such holder's Deben-ture at the due date specified in the Debenture. (Section 7.08)

          Each year, the Company will be required to furnish the Trustee with an officers' certificate as to the fulfillment by the Company of all of its obligations under the Indenture.
(Section 6.14)

Miscellaneous

          Subject to certain conditions, the Indenture permits the merger or consolidation of the Company with another corpo-ration and the sale or transfer of all or substantially all of its assets to another corporation, provided that the successor corporation assumes the obligations of the Company under the Debentures and the Indenture. The Indenture also contains pro-visions designed to carry into effect the negative pledge cove-nant, the restrictions on the payment of dividends and other distributions, the restrictions with respect to voting stock of subsidiaries and the restrictions with respect to funded debt and subsidiary preferred stock in the event of such a consoli-dation, merger or sale, and to continue such covenant and restrictions in effect thereafter. (Section 6.09 and Article
6.09 and Article Thirteen)

          The Indenture provides that the Company and the Trus-tee may enter into supplemental indentures for any purpose not inconsistent with the terms of the Indenture. The Indenture further provides that the rights and obligations of the Company and of the holders of the Debentures may be modified at the request of the Company by supplemental indenture, with the con-sent in writing of the holders of at least 66-2/3 percent in principal amount of the Debentures and of at least 66-2/3 per-cent in principal amount of the Debentures of each series spe-cifically affected provided that no such modification shall extend the maturity of, or reduce the rate of interest or redemption premium on, or otherwise modify the terms of payment of the principal or interest or redemption premium of any debenture without the express consent of the holder thereof. (Article Fourteen)

          The Trustee performs banking services for the Company and is a participant in the Company's March 1991 Revolving
Credit Agreement.


                     PLAN OF DISTRIBUTION

          The Company may solicit offers from time to time to sell the New Debentures to, for reoffer to the public through, underwriting syndicates led by one or more managing underwrit-ers or through one or more underwriters acting alone. The New Debentures may be sold upon receipt of two or more proposals for the purchase of the New Debentures pursuant to Rule 50, or as may otherwise be permitted, under the Holding Company Act. The Company has also been authorized by the Commission acting under the Holding Company Act to sell the New Debentures through negotiated transactions in public offerings through underwriters and investment bankers, or to institutional inves-tors in private placements. The Company may also sell the New Debentures through dealers or agents.

          Any specific managing underwriter or underwriters with respect to the offer and sale of the New Debentures and the members of the underwriting syndicate, if any, will be named in a Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, underwriters will be obligated to purchase all of the New Debentures offered, subject to certain conditions precedent.

          The Prospectus Supplement will describe the discounts and commissions to be allowed or paid to underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers and agents, if any, and the exchanges, if any, on which the Securi-ties will be listed.

          Underwriters, dealers and agents may be entitled, under agreements to be entered into with the Company, to indem-nification against or to contribution with respect to certain civil liabilities, including liabilities under the Securities Act of 1933.

                        LEGAL OPINIONS

          The legality of the New Debentures will be passed upon for the Company by Stephen E. Williams, Senior Vice Presi-dent and General Counsel of the Company and of its subsidiary,

Consolidated Natural Gas Service Company, Inc., CNG Tower, Pittsburgh, Pennsylvania 15222-3199, and Norbert F. Chandler, counsel for the Company and a General Attorney of such subsid-iary, CNG Tower, Pittsburgh, Pennsylvania 15222-3199, or either of them. At January 31, 1994, Mr. Williams owned directly and/ or beneficially 11,186 shares of the Company's common stock and has been granted pursuant and subject to the terms of the Com-pany's long-term incentive plans, restricted stock awards of 1,830 shares and options on 16,824 shares. As of the same date, Mr. Chandler directly and/or beneficially owned 3,109 shares of the Company's common stock and options on 6,770 shares under such long-term incentive plans. Certain legal matters in connection with the New Debentures will be passed upon by Cahill Gordon & Reindel, a partnership including a pro-fessional corporation, Eighty Pine Street, New York, New York 10005, for the underwriters or purchasers.

                            EXPERTS

          The consolidated financial statements of Consolidated Natural Gas Company and its Subsidiaries, which are incorpo-rated by reference in this Prospectus from the Company's Annual Report on Form 10-K, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The estimates of gas and oil reserves included in such Annual Report are incorporated in this Prospectus by ref-erence in reliance upon the report of Ralph E. Davis Associ-ates, Inc., independent geologists, as experts.

          The estimates of recoverable raw coal reserves included in such Annual Report are incorporated in this Pro-spectus by reference in reliance upon the report of John T. Boyd Company, mining engineers and geologists, as experts.

______________________________               ______________________________
______________________________               ______________________________


      TABLE OF CONTENTS

                                  Page
Available Information............  2
Documents Incorporated by
  Reference......................  2       Consolidated Natural Gas Company
The Company and its Subsid-
  iaries.........................  3
Use of Proceeds..................  4
Certain Terms and Description
  of Debentures and
  Indenture......................  4
Plan of Distribution.............  11
Legal Opinions...................  11
Experts..........................  12

                                                   _______________

                                                      DEBENTURES
          __________                               _______________

  No dealer, salesman, or any                         __________
person has been authorized to
give any information or to                            PROSPECTUS
make any representation not                           __________
contained in this Prospectus
and, if given or made, such
information or representation
must not be relied upon as
having been authorized by the
Company or by any underwriter.
This Prospectus is not an
offer to sell, or a solicita-
tion of an offer to buy, in
any jurisdiction in which it                       Dated March 9, 1994
is unlawful to make such an
offer or solicitation.

  Neither the delivery of this
Prospectus nor any sale made
hereunder shall under any cir-
cumstances create any implica-
tion that there has been no
change in the affairs of the
Company since the date hereof.

______________________________               ______________________________
______________________________               ______________________________

                            PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The following is an itemized statement of the esti-mated amounts of all expenses in connection with the issuance and distribution of the New Debentures assuming a sale through three separate offerings:

     Filing Fees, Securities and Exchange Com-
        mission ...................................    $137,932

     Printing of Registration Statement, Pro-
        spectus, Indenture, Definitive Securi-
        ties, Purchase Agreement and other
        Miscellaneous Papers ......................     100,000

     Trustee's Acceptance and other Charges .......      10,000

     Legal Fees of Counsel for the Trustee ........       5,000

     Independent Accountants' Fees and
        Expenses ..................................      70,000

     Rating Fees (Moody's Investors Service,
        Inc., Standard & Poor's Corporation,
        Duff & Phelps, Inc.) ......................     230,000

     Blue Sky Legal Fees and Expenses .............      12,000

     Service Charges (including legal fees),
        Consolidated Natural Gas Service Com-
        pany, Inc. ................................      25,000

     Other Miscellaneous Expenses .................      10,000

               Total Expenses .....................    $599,932

Item 15.  Indemnification of Directors and Officers

          Article Fourteenth of the Company's Certificate of
Incorporation reads as follows:

     "FOURTEENTH.  To the full extent that the General
     Corporation Law of the State of Delaware, as the same now exists, permits elimination or limitation of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for lia-bility (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     To the full extent permitted by law, all directors of the Corporation shall be afforded any exemption from liability or limitation of liability permit-ted by any subsequent enactment, modification or amendment of the General Corporation Law of the State of Delaware.

     Any repeal or modification of either or both of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any exemption from liability, limitation of liability, or other right of a director of the Corporation with respect to any matter occurring prior to such repeal or modification."


          The Bylaws of the Company provide as follows:

          A. Each person who at any time is, or shall have been a director, officer, or employee of the Corporation, or serves or has served as a director, officer, employee, fidu-ciary or other representative of another company, partnership, joint venture, trust, association or other enterprise (includ-ing any employee benefit plan), where such service was specifi-cally requested by the Corporation in accordance with (E) below, or the established guidelines for participation in out-side positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investi-gative ("Proceeding"), by reason of the fact that he is, or was, a director, officer, or employee of the Corporation or a director, officer, employee, fiduciary or other representative of such other enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("Loss") actually and reasonably incurred by him in connection with any such Proceeding to the full extent per-mitted under the General Corporation Law of the State of Dela-ware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnifi-cation rights than said Law permitted the Corporation to pro-vide prior to such amendment). The Corporation shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Pro-ceeding (or part thereof) initiated by such person was autho-rized by the Board of Directors of the Corporation. With respect to any Loss arising from Outside Service, the Corpora-tion shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association or enterprise is not legally permitted or financially able to provide such indemnification, and (ii) such Loss is not paid pursuant to any insurance policy other than any insurance policy maintained by the Corporation.

          B. The right to be indemnified pursuant to the Bylaws shall include the right to be paid by the Corporation for expenses, including attorney's fees, incurred in defending any such Proceeding in advance of its final disposition; pro-vided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, or employee, in which such director, officer or employee agrees to repay all amounts so advanced if it should be determined ultimately that such direc-tor, officer or employee is not entitled to be indemnified under applicable law.

          C. The right of any director or officer (but not employee) to be indemnified or to the reimbursement or advance-ment of expenses pursuant to the Bylaws (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, and (ii) shall continue to exist after the rescission or restrictive modifica-tion hereof with respect to events occurring prior thereto.

          D. The right to be indemnified or to the reimburse-ment or advancement of expenses pursuant to the Bylaws shall in no way be exclusive of any other rights of indemnification or advancement to which any such director, officer or employee may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

          E. Any person who is serving or has served as a director, officer, employee or fiduciary of (i) another corpo-ration of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation at the time of such service, or (ii) any employee benefit plan of the Corporation or of any other such corporation, shall be deemed to be doing or have done so at the request of the Corporation.

          The Delaware General Corporation Law, Section 145, provides that a Delaware corporation has power to indemnify its officers, directors, employees and agents.

          The Company purchases directors' and officers' lia-bility insurance.

Item 16.  Exhibits

           *1  - Standard Purchase Agreement Provisions - Debt
                 Securities Including Form of Purchase
                 Agreement.

         *4(A)-  Form of proposed Supplemental Indenture
                 between Consolidated Natural Gas Company and
                 Chemical Bank Trustee, including form of New
                 Debentures.

          4(B)- Incorporated herein by reference is the fol-lowing Indenture and Supplemental Indentures between Consolidated Natural Gas Company and Chemical Bank (successor by merger to Manufac-turers Hanover Trust Company), Indenture, dated as of May 1, 1971 (Exhibit (5) to Cer-tificate of Notification at S.E.C. File No. 70-5012), Eleventh Supplemental Indenture thereto dated as of December 1, 1986 (Exhibit
                 (5) to Certificate of Notification dated
                 December 17, 1986 at S.E.C. File No. 70-7079),

                 Thirteenth Supplemental Indenture thereto dated as of February 1, 1989 (Exhibit (5) to Certificate of Notification No. 2 at S.E.C. File No. 70-7336), Fourteenth Supplemental Indenture thereto dated as of June 1, 1989 (Exhibit (5) to Certificate of Notification No. 3 at S.E.C. File No. 70-7336), Fifteenth Supplemental Indenture thereto dated as of October 1, 1989 (Exhibit (5) to Certificate of Notification No. 1 at S.E.C. File
                 No. 70-7651), Sixteenth Supplemental Indenture thereto dated as of October 1, 1992
                 (Exhibit (4) to Certificate of Notification
                 No. 2 at S.E.C. File No. 70-7651), Seventeenth Supplemental Indenture thereto dated as of August 1, 1993 (Exhibit (1) to Form 8-A filed August 31, 1993, under File No. 1-3196) and Eighteenth Supplemental Indenture thereto dated as of December 1, 1993 (Exhibit (1) to Form 8-A filed December 16, 1993, under File No. 1-3196).

           *5  - Opinion of Counsel for Consolidated Natural
                 Gas Company as to the legality of the securi-ties being registered.

           12  - Computation of Ratio of Earnings to Fixed
                 Charges for the calendar years 1988-1992, inclusive (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992 (File
                 No. 1-3196), Exhibit 12.).

        *24(A) - Consent of Independent Accountants.

        *24(B) - Consent of Independent Geologists.

        *24(C) - Consent of Mining Engineers and Geologists.

        *24(D) - The consents of Stephen E. Williams and/or
                 Norbert F. Chandler are set forth in the opin-ion filed as Exhibit 5.

          *25  - Power of Attorney.

          *26  - Statement of Eligibility of Trustee.


          * Filed herewith.

Item 17.  Undertakings

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)   To include any prospectus required by
          section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any mate-rial change to such information in the registration statement;

          Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the regis-tration statement.

          (2) That, for the purpose of determining any lia-bility under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the reg-istrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relat-ing to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) In the event that the terms of any offers and sales of the Securities are determined by competitive bid-ding (i) to use its best efforts to distribute, prior to the opening of bids, to prospective bidders, underwriters and dealers a reasonable number of copies of a prospectus which at the time meets the requirements of section 10(a) of the Securities Act of 1933, and relating to the securi-ties offered at competitive bidding, as contained in the registration statement together with any supplements thereto and (ii) to file an amendment to the registration statement reflecting the results of competitive bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use authorized by the issuer after the opening of bids of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

          (6) Insofar as indemnification for liabilities aris-ing under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company, pursuant to the provisions described under Item 15 above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered hereby and the Securities and Exchange

     Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indem-nification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 9th day of March, 1994.

                              CONSOLIDATED NATURAL GAS COMPANY
                                        (Registrant)



                              L.D. Johnson
                              Executive Vice President and
                                Chief Financial Officer



          Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment to the registra-tion statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                 Title                                  Date


                        Executive Vice
L.D. Johnson              President and Chief
                          Financial Officer
                          (Principal Financial
                          Officer) and Director


George A. Davidson, Jr. Chairman of the Board, )                March 9, 1994
                          Chief Executive      ) L.D. Johnson,
                          Officer (Principal   ) As Attorney-in-Fact
                          Executive Officer)   )
                          and Director         )
                                               )

    Signature                 Title                                  Date

S.R. McGreevy           Vice President,
                        Accounting and
                        Financial Control
                        (Principal Accounting  )
                          Officer)             )
                                               )
                                               )
J.W. Connolly           Director               )
                                               )
                                               )
Paul E. Lego            Director               )
                                               )
                                               )
Theodore Levitt         Director               )
                                               )
                                               )
Steven A. Minter        Director               )
                                               )
                                               )
Walter R. Peirson       Director               )                 March 9, 1994
                                               )
                                               )
Richard P. Simmons      Director               )
                                               )
                                               )
A.A. Sommer, Jr.        Director               )
                                               )
                                               )
Lois Wyse               Director               )

                       INDEX OF EXHIBITS

           *1 - Standard Purchase Agreement Provi-sions - Debt Securities Including
                 Form of Purchase Agreement.

         *4(A)-  Form of proposed Supplemental
                 Indenture between Consolidated
                 Natural Gas Company and Chemical
                 Bank, Trustee, including form of
                 New Debentures.

          4(B)-  Incorporated herein by reference is
                 the following Indenture and Supple-
                 mental Indentures between Consoli-
                 dated Natural Gas Company and
                 Chemical Bank (successor by merger
                 to Manufacturers Hanover Trust Com-
                 pany), Indenture, dated as of May
                 1, 1971 (Exhibit (5) to Certificate
                 of Notification at S.E.C. File No.
                 70-5012), Eleventh Supplemental
                 Indenture thereto dated as of
                 December 1, 1986 (Exhibit (5) to
                 Certificate of Notification dated
                 December 17, 1986 at S.E.C. File
                 No. 70-7079), Thirteenth Supplemen-
                 tal Indenture thereto dated as of
                 February 1, 1989 (Exhibit (5) to
                 Certificate of Notification No. 2
                 at S.E.C. File No. 70-7336), Four-
                 teenth Supplemental Indenture
                 thereto dated as of June 1, 1989
                 (Exhibit (5) to Certificate of
                 Notification No. 3 at S.E.C. File
                 No. 70-7336), Fifteenth Supplemen-
                 tal Indenture thereto dated as of
                 October 1, 1989 (Exhibit (5) to
                 Certificate of Notification No. 1
                 at S.E.C. File No. 70-7651), Six-
                 teenth Supplemental Indenture
                 thereto dated as of October 1, 1992
                 (Exhibit (4) to Certificate of
                 Notification No. 2 at S.E.C. File
                 No. 70-7651), Seventeenth Supple-
                 mental Indenture thereto dated as
                 of August 1, 1993 (Exhibit (1) to
                 Form 8-A filed August 31, 1993,
                 under File No. 1-3196), and

                 Eighteenth Supplemental Indenture
                 thereto dated as of December 1,
                 1993 (Exhibit (1) to Form 8-A filed
                 December 16, 1993, under File No.
                 1-3196).

           *5  - Opinion of Counsel for Consolidated
                 Natural Gas Company as to the
                 legality of the securities being
                 registered.

           12  - Computation of Ratio of Earnings to
                 Fixed Charges for the calendar
                 years 1988-1992, inclusive (incor-
                 porated herein by reference to the
                 Company's Annual Report on Form
                 10-K for the year ended December
                 31, 1992 (File No. 1-3196), Exhibit
                 12.).

        *24(A) - Consent of Independent Accountants.

        *24(B) - Consent of Independent Geologists.

        *24(C) - Consent of Mining Engineers and
                 Geologists.

        *24(D) - The consents of Stephen E. Williams and/or Norbert F. Chandler are set forth in the opinion filed as
                 Exhibit 5.

          *25  - Power of Attorney.

          *26  - Statement of Eligibility of
                 Trustee.


          * Filed herewith.












                             -ii-